SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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SUMMIT PROPERTIES INC.
____________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2004

Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Summit Properties Inc. to be held on Wednesday, May 26, 2004 at 11:00 a.m. at the offices of the Company, 309 East Morehead Street, Suite 200, Charlotte, North Carolina. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, we will review Summit’s operations, report on 2003 financial results and discuss Summit’s plans for the future. Our directors and management team will be available to answer any questions you may have from the floor.

Your vote is important to us. We hope that you will take the time to complete, sign and return the enclosed proxy card in the return envelope provided. Summit relies upon its stockholders to promptly complete, sign and return the proxy cards in order to minimize costs relating to proxy solicitation. If you attend the meeting, as we hope you do, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person from the floor.

Thank you for your continued support of and interest in Summit.

Sincerely,

/S/ Steven R. LeBlanc

Steven R. LeBlanc
President and Chief Executive Officer

SUMMIT PROPERTIES INC.
309 East Morehead Street, Suite 200
Charlotte, North Carolina 28202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Summit Properties Inc. (the "Company") will be held on Wednesday, May 26, 2004 at 11:00 a.m. at the offices of the Company, 309 East Morehead Street, Suite 200, Charlotte, North Carolina, for the following purposes:

1.	To elect three Class I directors of the Company to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified.
2.	To consider and act upon any matters incidental to the foregoing or any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

The Board of Directors has fixed the close of business on March 19, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company’s common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

By Order of the Board of Directors

/S/ Michael G. Malone
Michael G. Malone, Esq.
Senior Vice President, Secretary
and General Counsel

Charlotte, North Carolina
March 24, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY CARD.

SUMMIT PROPERTIES INC.
309 East Morehead Street, Suite 200
Charlotte, North Carolina 28202

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

March 24, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Summit Properties Inc. (the "Company") for use at the 2004 Annual Meeting of Stockholders of the Company to be held on Wednesday, May 26, 2004, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked to (1) vote upon the election of three Class I directors of the Company and (2) act upon any other matters properly brought before them.

This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 24, 2004. The Board of Directors has fixed the close of business on March 19, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company’s common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 31,409,850 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Both abstentions and broker non-votes (as defined below) will be counted in determining the presence of a quorum. The affirmative vote of a plurality of votes cast at a meeting at which a quorum is present is sufficient for the election of directors. Abstentions and broker non-votes will be disregarded in determining the "votes cast" for purposes of electing directors. "Broker non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted prior to such time and no instructions are given, the proxy will be voted FOR the election of the three nominees for the Board of Directors of the Company named in this Proxy Statement. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

The Company’s 2003 Annual Report to Stockholders and Annual Report to the Securities and Exchange Commission (the "SEC") on Form 10-K, each for the fiscal year ended December 31, 2003, are being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report to Stockholders and the Annual Report on Form 10-K, however, are not part of the proxy solicitation material. A copy of the Company’s Annual Report on Form 10-K, including the financial statements, also may be obtained without charge by writing to the Investor Relations Department of the Company at the following address: 309 East Morehead Street, Suite 200, Charlotte, North Carolina 28202, Attention: Investor Relations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with the directors in each class serving for a term of three years and until their respective successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

At the Annual Meeting, three Class I directors will be elected to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Board of Directors has nominated Henry H. Fishkind, James H. Hance, Jr. and Wendy P. Riches (collectively, the "Nominees") for election as Class I directors at the Annual Meeting. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. The Board of Directors will consider a nominee for election to the Board of Directors recommended by a stockholder of record if the stockholder submits the nomination in compliance with the requirements of the Company’s Bylaws and the Nominating and Corporate Governance Committee Charter. See "—Consideration of Director Nominees" and "Other Matters—Stockholder Proposals" for a summary of these requirements.

Recommendation

The Board of Directors recommends a vote FOR its Nominees, Henry H. Fishkind, James H. Hance, Jr . and Wendy P. Riches.

Information Regarding Nominees, Other Directors and Executive Officers

The following table and biographical descriptions set forth certain information with respect to the three Nominees for election as Class I directors at the Annual Meeting, the continuing directors whose terms expire at the annual meetings of stockholders in 2005 and 2006, and the executive officers of the Company who are not directors, based on information furnished to the Company by such directors and executive officers. There is no family relationship between any director or executive officer of the Company. Unless otherwise specified, the following information is as of December 31, 2003.

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		Number of	Percent of
		Shares and	All Shares
	Director	Common Units	and Common
Name	Since	Beneficially Owned	Units(1)

Class I Nominees for Election at 2004 Annual Meeting
(Term to Expire in 2007)
Henry H. Fishkind	1994	45,611(2)	*
James H. Hance, Jr.	1994	39,994(3)	*
Wendy P. Riches	2002	7,000(4)	*

Class II Continuing Directors
(Term to Expire in 2005)
Steven R. LeBlanc	1998	653,964(5)	1.86%
Nelson Schwab III	1994	53,000(2)	*

Class III Continuing Directors
(Term to expire in 2006)
James M. Allwin	1999	63,500(6)	*
William B. McGuire, Jr.	1994	1,004,091(7)	2.88%
William F. Paulsen	1994	1,009,567(8)	2.89%

*	Less than one percent.

(1)
Assumes that all common units of limited partnership interest ("Common Units") of Summit Properties Partnership, L.P., a Delaware limited partnership and the Company’s principal operating subsidiary (the "Operating Partnership"), held by the director are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Common Units used in calculating this percentage assumes that all of the Common Units outstanding held by persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The Common Units held by the Company are not included for purposes of this calculation. As of December 31, 2003, there were 31,335,140 shares of Common Stock outstanding and 3,403,885 Common Units outstanding held by persons other than the Company. Options to purchase shares of Common Stock that are exercisable, and shares of Common Stock that a person has the right to receive under the Company’s 1994 Stock Option and Incentive Plan, as amended and restated (the "1994 Stock Plan"), each within 60 days of December 31, 2003, are deemed outstanding for computing the ownership of each director as a percentage of the total number of shares and Common Units outstanding, but are not deemed outstanding for computing the percentage of any other person.

(2)	The indicated ownership includes 33,000 shares of Common Stock subject to stock options exercisable within 60 days.

(3)	The indicated ownership includes 30,000 shares of Common Stock subject to stock options exercisable within 60 days and 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse.

(4)	The indicated ownership includes 5,000 shares of Common Stock subject to stock options exercisable within 60 days.

(5)
The indicated ownership includes 380,200 shares of Common Stock subject to stock options exercisable within 60 days, 4,992 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 22,104 shares of Common Stock owned by Mr. LeBlanc’s spouse with respect to which Mr. LeBlanc disclaims beneficial ownership.

(6)	The indicated ownership includes 20,000 shares of Common Stock subject to stock options exercisable within 60 days.

(7)
The indicated ownership includes 620,313 Common Units, 94,600 shares of Common Stock subject to stock options exercisable within 60 days, 2,589 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 156,984 shares of Common Stock owned by certain related family trusts and 70,280 shares of Common Stock owned by a related family foundation, with respect to which 227,264 shares of Common Stock Mr. McGuire disclaims beneficial ownership.

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(8)
The indicated ownership includes 596,045 Common Units, 175,200 shares of Common Stock subject to stock options exercisable within 60 days, 3,868 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 33,535 shares of Common Stock owned by Mr. Paulsen’s spouse, 91,956 shares of Common Stock owned by certain related family trusts and 50,000 shares of Common Stock owned by a related family foundation, with respect to which 175,491 shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

Nominees for Election as Directors

Henry H. Fishkind. Dr. Fishkind has been a director of the Company since 1994. He is the President of Fishkind & Associates, Inc., a private economic and financial consulting firm based in Orlando, Florida that he founded in 1987. Dr. Fishkind served as a member of the Florida Governor’s Economic Advisory Board for a term commencing in 2000 and ending in 2003. He also served on this Economic Advisory Board from 1979 to 1981. Dr. Fishkind is 54 years old.

               James H. Hance, Jr. Mr. Hance has been a director of the Company since 1994.  Mr. Hance is Vice Chairman and Chief Financial Officer of Bank of America and a member of the corporation’s Board of Directors.  He is responsible for the corporation’s Finance Group, comprised of the finance, accounting and control functions, and for Treasury, including balance sheet management.  He also is responsible for Principal Investing, Investor Relations, the Legal Department, Corporate Strategy and Management Services, which provides for the corporation’s real estate needs.  The global payment business, which provides depository and treasury services to customers worldwide, also reports to Mr. Hance.  As of April 2, 2004, Mr. Hance will step down from the position of Chief Financial Officer and the incoming Chief Financial Officer will report to Mr. Hance in his continuing capacity of Vice Chairman. Mr. Hance, a certified public accountant, spent 17 years with the Price Waterhouse accounting firm (now PricewaterhouseCoopers) in Philadelphia and Charlotte.  For six years, he was a partner in the Charlotte office and served as the audit partner responsible for the firm’s relationship with NCNB Corporation (predecessor to NationsBank and Bank of America).  From August 1985 until December 1986, he was Chairman and coowner of Consolidated Coin Caterers Corp. in Charlotte.  He joined NCNB Corporation in March 1987.  Mr. Hance is a member of the Board of Directors of EnPro Industries, Inc.  He is a trustee of Washington University in St. Louis and is a member of Washington University’s National Council for the John M. Olin School of Business and the Board of Trustees of the North Carolina Blumenthal Performing Arts Center.  In addition, he is a member of the Boards of The United Negro College Fund and The Foundation for the University of North Carolina at Charlotte, a member of the Society of International Business Fellows and a director of ACE Guaranty RE and ACE Capital RE Corporation.  Mr. Hance is 59 years old.

    Wendy P. Riches. Ms. Riches has been a director of the Company since November 2002. From 1999 to 2002, she held the position of President of ARC Integrated Marketing, leading D’Arcy’s marketing services network consisting of 32 agencies in 19 countries. From 1998 to 1999, Ms. Riches was employed by Hasbro, Inc. as President of global e-commerce and direct marketing. Prior to joining Hasbro, she was employed by Ogilvy & Mather from 1990 to 1998, during which time she served as Executive Creative Director and Managing Director for OgilvyOne (UK) and, subsequently, Chairman and Chief Executive Officer of OgilvyOne North America and a member of the global Board of OgilvyOne Worldwide. Ms. Riches is a member of the Board of Directors of Columbia House Holdings, Inc., and works as an independent Marketing Consultant to clients that include the United Nations (Office of Coordination of Humanitarian Affairs) and Publicis USA. Ms. Riches is 60 years old.

Incumbent Directors--Terms Expiring in 2005

Steven R. LeBlanc. Mr. LeBlanc is President, Chief Executive Officer and a director of the Company. He has been the President and a director since July 1998 and the Chief Executive Officer since July 2001. Mr. LeBlanc held the position of Chief Operating Officer from July 1998 to July 2001. Prior to joining the Company, Mr. LeBlanc served as President of Urban Growth Property Trust from 1997 to 1998 where he developed the company’s strategic business plan, orchestrated the transition to REIT status and initiated over $200 million in acquisitions and developments. From 1992 to 1997, Mr. LeBlanc served in a number of senior management positions with Archstone Communities and the Security Capital Group where he implemented a fully-integrated, operating company strategy focused on long-term sustainable cash flow growth. While at these companies, he led a team that was responsible for the acquisition and development of 11,000 apartment homes and the purchase of land for an additional 10,000 apartment homes. From 1984 to 1992, Mr. LeBlanc was a partner and Senior Vice President with Lincoln Property Company where he was a member of the senior management team and was responsible for the management of 17,000 apartments, as well as the firm’s acquisition and development activities throughout Texas and the Northeast. Mr. LeBlanc is a member of the Board of Directors of the National Multifamily Housing Council and St. Peter's Homes.  He is a member of the Urban Land Institute and the University of North Carolina at Charlotte Real Estate Council.  Mr. LeBlanc is 46 years old.

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Nelson Schwab III. Mr. Schwab has been a director of the Company since 1994. He has been a Managing Director of Carousel Capital, a merchant-banking firm based in Charlotte, North Carolina specializing in middle market acquisitions, since 1996. Mr. Schwab served as Chairman and Chief Executive Officer of Paramount Parks from 1992 to 1995. Mr. Schwab is a member of the Boards of Directors of Childrens First, Simpson Performance Products and Herschend Family Entertainment Corp. Mr. Schwab previously served as the Chairman of the Carolinas Partnership, the Charlotte Chamber of Commerce and the North Carolina Blumenthal Performing Arts Center. He is currently a member of the Board of Trustees of the University of North Carolina at Chapel Hill. Mr. Schwab is 59 years old.

Incumbent Directors--Terms Expiring in 2006

James M. Allwin. Mr. Allwin has been a director of the Company since 1999. Mr. Allwin is President of Aetos Capital, an independent investment management firm. Prior to January 1, 1999, he was head of the investment management business of Morgan Stanley Dean Witter, which included Morgan Stanley Asset Management, Miller Anderson & Sherrerd and the firm’s Private Equity Funds: Capital Partners, Venture Capital and Real Estate. He was a member of the Morgan Stanley Dean Witter Management Committee. Mr. Allwin joined Morgan Stanley in 1976, and during the course of his career, he also worked in areas such as corporate finance, mergers and acquisitions and real estate. He is a graduate of Yale University, where he served as a member of the Investment Committee from 1997 to 2002, and a graduate of the Amos Tuck School of Business Administration at Dartmouth College, where he is a member of the Board of Overseers. He is a member of the Investment Advisory Committee of the Howard Hughes Medical Institute, the Chairman’s Council of the Museum of Modern Art in New York and the Board of Directors of The National Mentoring Partnership. He is also Chairman of both the Board of Trustees of Greenwich Academy and the Board of Directors of Communities In Schools, Inc., the nation’s largest non-profit stay-in-school program. Mr. Allwin is 51 years old.

William B. McGuire, Jr. Mr. McGuire is Co-Chairman of the Board of Directors of the Company. He has served as Co-Chairman of the Board since December 1999 and formerly served as Chairman of the Board from 1994 to December 1999. Prior to the formation of the Company, Mr. McGuire served as a senior partner of the predecessor to the Company and as a general partner of each of the partnerships which transferred multifamily apartment communities to the Company when it was formed. Mr. McGuire founded the predecessor to the Company in 1972. Mr. McGuire also founded McGuire Properties, Inc., a real estate brokerage firm in 1972. Mr. McGuire acts as a consultant to Spectrum Properties Inc., a company engaged in office management development and leasing, and is on the Board of Advisors of IQMAX, a venture capital company. He has been active in the following professional and community organizations: Residential, Multifamily and Urban Development Mixed Use Councils of the Urban Land Institute; Charlotte Advisory Board of NationsBank of North Carolina, N.A.; and The Charlotte City Club, serving on its Board of Governors and as President. He was a trustee of the North Carolina Nature Conservancy; a founder and director of Habitat for Humanity of Charlotte; and the founder and President of The Neighborhood Medical Clinic. Mr. McGuire is 59 years old.

William F. Paulsen. Mr. Paulsen is Co-Chairman of the Board of Directors of the Company. He has held the position of Co-Chairman of the Board since December 1999 and formerly held the position of Chief Executive Officer from 1994 until July 2001. Mr. Paulsen has been a director of the Company since 1994. Prior to the formation of the Company, Mr. Paulsen was a senior partner and the Chief Executive Officer of the predecessor to the Company and a general partner of each of the partnerships which transferred multifamily apartment communities to the Company when it was formed. Mr. Paulsen joined the predecessor to the Company in 1981. He was selected as North Carolina Entrepreneur of the Year in 1991. In March 2002, Mr. Paulsen was appointed to serve on the North Carolina Tax Policy Commission. Until December 2000, he also was a member of the Board of Directors of The Beach Company, a private real estate developer in Charleston, South Carolina. Mr. Paulsen is a trustee of The Asheville School. He also served as a Vice President of the Charlotte Apartment Association. Mr. Paulsen is 57 years old.

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Executive Officers Who Are Not Directors

Gregg D. Adzema . Mr. Adzema has been Executive Vice President and Chief Financial Officer of the Company since December 2001. In this capacity, he is responsible for overseeing the Company’s capital markets, finance, accounting, benefits, investor relations, public relations and market research activities. From September 1996 to December 2001, Mr. Adzema held several finance positions with the Company, most recently Senior Vice President of Finance and Accounting. Prior to joining the Company in September 1996, Mr. Adzema was employed by Arthur Andersen Real Estate Advisory Services in Washington, D.C. He is a member of the Urban Land Institute. Mr. Adzema is 39 years old.

Keith L. Downey . Mr. Downey has been Executive Vice President of Construction of the Company since February 2002 and President of Summit Apartment Builders, Inc. since 1989. Mr. Downey joined the predecessor to the Company in 1985 as Development Manager responsible for development opportunities in the Tampa Bay area. In 1989, Mr. Downey assisted in the formation of Summit Apartment Builders, Inc., which at that time was a general contracting operation responsible for the construction of all of the Company’s communities in Florida. Since 1995, Mr. Downey has been responsible for the construction operations across the Company’s entire portfolio, and has been directly involved in the development and construction of over 9,000 apartment homes in 40 communities. Prior to joining the Company, Mr. Downey was Vice President for The Calibre Companies in Atlanta, Georgia from 1980 to 1984, where he worked in a similar development/construction role. From 1975 to 1979, Mr. Downey was a construction superintendent, project manager and partner in developing and constructing single family homes in Atlanta. Mr. Downey is 51 years old.

Randall M. Ell. Mr. Ell has been Executive Vice President of Property Operations of the Company and President of Summit Management Company since June 2000. He is responsible for all property management operations of the Company’s communities, comprising over 16,000 apartment homes. From 1992 until June 2000, Mr. Ell was a Regional Vice President of the Company. Prior to joining the Company in 1992, Mr. Ell was employed by R&B Apartment Management, located in Northern Virginia, in the capacity of Regional Vice President. Mr. Ell is 46 years old.

Michael L. Schwarz. Mr. Schwarz has been an Executive Vice President of the Company since 1994 and the Chief Operating Officer of the Company since December 2001. He served as the Chief Financial Officer of the Company from 1994 to December 2001. Prior to joining the Company, Mr. Schwarz served as co-founder, Senior Vice President and Chief Financial Officer of Industrial Developments International, Inc. ("IDI"), a developer of industrial real estate. While at IDI, Mr. Schwarz was responsible for the company’s capital markets activities, accounting operations and information technology efforts. In this capacity, Mr. Schwarz arranged over $500 million in financing including IDI’s initial capitalization. Mr. Schwarz is responsible for the Company’s property operations, investment activities and technology initiatives. He is a certified public accountant. Mr. Schwarz served as the Chairman of the Board of The Study Hall of Emmaus House, a non-profit educational facility serving inner-city youths. Mr. Schwarz also sits on the Board of The Beach Company, a private real estate developer in Charleston, South Carolina. Mr. Schwarz is 43 years old.

The Board of Directors and Its Committees

Board of Directors. The Company is managed by an eight member Board of Directors, a majority of whom currently are independent of the Company’s management. The Company’s Board of Directors is divided into three classes, and the members of each class serve for staggered three-year terms. The Board is composed of three Class I directors (Ms. Riches and Messrs. Fishkind and Hance), two Class II directors (Messrs. LeBlanc and Schwab) and three Class III directors (Messrs. Allwin, McGuire and Paulsen). The Class I directors are up for election at the Annual Meeting. The terms of the continuing Class II and III directors will expire upon the election and qualification of directors at the annual meetings of stockholders in 2005 and 2006, respectively. At each annual meeting of stockholders, directors generally will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

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The Board of Directors has determined that each of Ms. Riches and Messrs. Allwin, Fishkind, Hance and Schwab is an "independent" director in accordance with the standards established pursuant to Section 303A of the New York Stock Exchange Listed Company Manual as a result of having no material relationship with the Company other than serving as a director and Board committee member, receiving related fees as disclosed below under "Compensation of Directors and Executive Officers-Director Compensation" and having beneficial ownership of the Company’s securities as disclosed below under "Principal and Management Stockholders." Mr. Hance is Vice Chairman and Chief Financial Officer of Bank of America, a lending institution that has provided financing and related services to the Company on customary terms and conditions. See "Compensation of Directors and Executive Officers-Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions-Certain Business Relationships and Transactions with Management." The Board of Directors considered the facts and circumstances pertaining to this relationship between the Company and Bank of America in the context of the independence standards of the New York Stock Exchange and determined that this relationship is not material to the Company or to Bank of America and does not interfere with Mr. Hance’s qualification as an independent director. Therefore, the Company currently has a majority of "independent" directors.

Non-management directors regularly meet outside the presence of management in executive sessions. These executive sessions occur after each regularly scheduled meeting of the entire Board of Directors and at such other times as the non-management directors deem appropriate. The "lead director" is elected annually by a majority vote of the non-management directors. For 2004, the lead director is Mr. McGuire.

The Board of Directors met five times during 2003. During 2003, each of the directors, with the exception of Mr. Allwin, attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which such director served. Mr. Allwin attended 11 of 15, or 73%, of these meetings. Although it has no formal policy requiring directors to attend the annual meeting of stockholders, the Board of Directors expects all directors to do so. Each of the directors, with the exception of Mr. Hance, attended the 2003 annual meeting of stockholders. Each member of the Board of Directors also is expected to make a reasonable effort to attend regularly scheduled meetings of the Board and to participate in telephone conference meetings or other special meetings of the Board.

The Company has standing Audit, Compensation and Nominating and Corporate Governance Committees. The membership and the function of each of the committees are described below.

Audit Committee. The Board of Directors has established an Audit Committee currently consisting of Ms. Riches and Messrs. Allwin, Fishkind, Hance (Chair) and Schwab. The Board of Directors has determined that each member of the Audit Committee is "independent" under the rules of the New York Stock Exchange and that each of Messrs. Allwin, Fishkind, Hance and Schwab qualifies as an "audit committee financial expert" and is "independent" under the Securities Exchange Act of 1934, as amended. The Audit Committee makes recommendations concerning the engagement of independent public accountants, is responsible for the appointment and termination, compensation and oversight of the work of the independent public accountants, reviews with the independent public accountants the scope and results of the audit engagement, reviews non-audit professional services provided by the independent public accountants as appropriate, reviews the independence, qualifications and performance of the independent public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company’s internal accounting controls and internal audit function and the integrity of the Company’s financial statements. The Board of Directors has adopted a written Audit Committee Charter, a copy of which is attached as Appendix A to this Proxy Statement, is available in the "Investor Relations" section of the Company’s website at www.summitproperties.com and may be obtained free of charge by any stockholder who submits a request to the Company’s Secretary at the address listed on page 1. The Audit Committee met seven times during 2003.

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   Compensation Committee. The Board of Directors has established a Compensation Committee to determine compensation for the Company’s executive officers. The members of the Compensation Committee are Ms. Riches and Messrs. Allwin, Fishkind (Chair), Hance and Schwab. The Board of Directors has determined that each member of the Compensation Committee is "independent" under the rules of the New York Stock Exchange. The Compensation Committee exercises all powers of the Board of Directors in connection with compensation matters with respect to directors and executive officers, including incentive compensation and benefit plans, as appropriate. The Compensation Committee also has authority to grant awards under the 1994 Stock Plan to the employee directors, executive officers and other employees of the Company and its subsidiaries. The Board of Directors has adopted a written Compensation Committee Charter, a copy of which is available in the "Investor Relations" section of the Company’s website at www.summitproperties.com and may be obtained free of charge by any stockholder who submits a request to the Company’s Secretary at the address listed on page 1. The Compensation Committee met twice during 2003.

Nominating and Corporate Governance Committee . The Board of Directors has established a Nominating and Corporate Governance Committee currently consisting of Ms. Riches and Messrs. Allwin (Chair), Fishkind, Hance and Schwab. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is "independent" under the rules of the New York Stock Exchange. The Nominating and Corporate Governance Committee reviews and evaluates potential nominees for election or appointment to the Board of Directors and recommends any such nominees to the full Board of Directors. The Nominating and Corporate Governance Committee is also responsible for developing and recommending to the Board of Directors a set of Corporate Governance Guidelines applicable to the Company and periodically reviewing and recommending to the Board of Directors any changes to those guidelines. A copy of the Corporate Governance Guidelines developed and recommended by the Nominating and Corporate Governance Committee and adopted by the Board of Directors is available in the "Investor Relations" section of the Company’s website at www.summitproperties.com . The Board of Directors has adopted a written Nominating and Corporate Governance Committee Charter, a copy of which is available in the "Investor Relations" section of the Company’s website at www.summitproperties.com and may be obtained free of charge by any stockholder who submits a request to the Company’s Secretary at the address listed on page 1. The Nominating and Corporate Governance Committee met once during 2003.

Consideration of Director Nominees

When considering candidates for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following minimum qualifications: (i) the nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, or other comparable experience; (ii) the nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition; (iii) the nominee shall be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards; (iv) the nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and (v) to the extent that the nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.  In addition to the minimum qualifications for each nominee set forth above, the Committee shall recommend that the Board select persons for nomination to help ensure that a majority of the Board shall be "independent" in accordance with the independence standards of the New York Stock Exchange and that each of its Audit, Compensation and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors.  Finally, in addition to any other standards the Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Committee may consider the following factors when recommending that the Board select persons for nomination: (i) whether the nominee has direct experience in the real estate industry or other industry related to the Company’s business, or in the markets in which the Company operates; and (ii) whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

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The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of the Company regarding potential nominees for election as directors. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of director nominee candidates who have been recommended by stockholders in compliance with procedures established from time to time by the Nominating and Corporate Governance Committee and conduct such inquiries as it deems appropriate. The Nominating and Corporate Governance Committee will consider for nomination any proposed director candidate who is deemed qualified by the Nominating and Corporate Governance Committee in light of the minimum qualifications and other criteria for Board membership described above or otherwise approved by the Board from time to time. Stockholders of record who wish to nominate a candidate for director must submit the nomination in compliance with the requirements of the Company’s Bylaws and the Nominating and Corporate Governance Committee Charter. See "Other Matters—Stockholder Proposals" for a summary of these requirements.

The Nominating and Corporate Governance Committee may solicit recommendations for candidates for director from non-management directors, the Chief Executive Officer, other executive officers, third party search firms, stockholders or any other source deemed appropriate. The Nominating and Corporate Governance Committee will review and evaluate potential nominees in the same manner, without regard to the source of the initial recommendation, and the Committee will conduct inquiries as necessary in order to identify nominees that satisfy the minimum qualifications and other criteria.

The director nominees included in this Proxy Statement are directors standing for reelection.

Contacting Members of the Board of Directors

Interested parties may contact the Board of Directors, including the lead director or the independent directors as a group, by writing to the Board of Directors c/o Summit Properties Inc. at the address listed on page 1, Attention: Secretary. The letter should clearly specify the name of the individual director or group of directors to whom the letter is addressed. Any communications received in this manner will be forwarded to the relevant director or group of directors.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics, which constitutes a "code of ethics" as defined by the SEC and applies to the executive officers as well as to all other employees of the Company. A copy of the Code of Business Conduct and Ethics is available in the "Investor Relations" section of the Company’s website at www.summitproperties.com. To the extent required by the rules of the SEC and the New York Stock Exchange, the Company will disclose amendments and waivers of the Code of Business Conduct and Ethics in the same place on the Company’s website.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

During 2003, directors of the Company who were also employees did not receive any fees for their services as directors. Non-employee directors of the Company (the "Independent Directors") received an annual director’s fee of $22,000 in 2003. Each Independent Director also received $1,000 for each regular meeting of the Board of Directors attended, $1,000 for each special meeting of the Board of Directors attended, $250 for each committee meeting attended if held concurrently with a regular or special meeting of the Board of Directors and $500 for each committee meeting attended if not held concurrently with a regular or special meeting of the Board of Directors. Pursuant to the 1994 Stock Plan, on May 21, 2003, each Independent Director, received a non-qualified stock option, exercisable upon grant, to purchase 5,000 shares of Common Stock at a price equal to the market price of the Common Stock on the date of grant. Messrs. McGuire and Paulsen also received similar stock option grants for their services as directors. See "—Employment and Noncompetition Agreements" and "Certain Relationships and Related Transactions—Certain Business Relationships and Transactions with Management" for additional information.

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Executive Compensation

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal year ended December 31, 2003 (collectively, the "Executive Officers").

Summary Compensation Table

				Long-Term Compensation
				Awards		Payouts
						Long-Term
		Annual		Restricted	Securities	Incentive
		Compensation		Stock	Underlying	Plan	All Other
		Salary	Bonus	Awards	Options	("LTIP")	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)	(#)	Payouts ($)(3)	($)(4)(5)
Steven R. LeBlanc	2003	440,000	515,000(6)	-	-	-	5,196
President and	2002	440,000	-	-	240,000	-	5,196
Chief Executive Officer	2001	425,000	-	-	24,000	661,430(7)	4,204

Michael L. Schwarz	2003	330,000	261,000	-	-	-	5,163
Executive Vice President	2002	330,000	-	-	120,000	-	5,147
and Chief Operating Officer	2001	320,000	64,000	-	19,000	390,595(8)	4,420

Gregg D. Adzema	2003	250,000	245,000	-	-	-	5,196
Executive Vice President	2002	200,000	-	-	80,000	-	5,196
and Chief Financial Officer	2001	175,000	30,420	-	50,000	39,775(9)	4,416

Keith L. Downey(10)	2003	215,000	159,600	-	-	-	3,482
Executive Vice President of	2002	215,000	-	-	80,000	-	4,673
Construction and President of
Summit Apartment Builders, Inc.

Randall M. Ell	2003	215,000	119,600	-	-	-	5,196
Executive Vice President of	2002	215,000	-	-	80,000	-	5,196
Property Operations and President	2001	215,000	33,110	-	13,000	58,487(11)	4,416
of Summit Management Company

(1)	Includes amounts deferred under the Company’s 401(k) plan. Under the plan, employees generally are permitted to invest up to 17% of their salary on a pre-tax basis, subject to a statutory maximum.

(2)
As of December 31, 2003, (a) Mr. Downey held a total of 4,000 unvested shares of restricted stock valued at $96,080, and (b) Mr. Adzema held a total of 1,600 unvested shares of restricted stock valued at $38,432. The values as of December 31, 2003 set forth in this footnote 2 and the other footnotes in this Summary Compensation Table are based on a closing price of $24.02 per share of the Company’s Common Stock on such date.

(3)
Pursuant to performance stock award agreements dated January 2, 1998 (except with respect to Mr. LeBlanc, whose performance stock award agreement was dated July 2, 1998) issued under the 1994 Stock Plan (the "1998 Performance Stock Agreements"), each Executive Officer had the opportunity to earn up to 225% of a target number of performance shares of Common Stock based upon the Company’s average annual total return (share appreciation and distributions) from the date of the applicable 1998 Performance Stock Agreement to January 2, 2001. The amounts listed in the table above reflect the value of the actual number of performance shares received by each Executive Officer based on the closing price of $25.5625 per share of the Company’s Common Stock on January 2, 2001, the date of payout.

(4)	Amounts represent matching contributions made by the Company to the Executive Officer’s account under the Company’s 401(k) plan.

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(5)
Pursuant to stock award agreements dated February 6, 2002 issued under the 1994 Stock Plan (the "2002 Stock Award Agreements"), each Executive Officer was awarded the opportunity to earn shares of Common Stock. The number of shares of Common Stock that an Executive Officer will be entitled to receive under the applicable 2002 Stock Award Agreement is based on the following schedule of dates and percentages: 15% on March 1, 2003; an additional 20% on each of March 1, 2004, 2005 and 2006; and the final 25% on March 1, 2007. The Executive Officer will receive the applicable number of shares on each date if he continues to be employed by the Company on such date. If the Executive Officer’s employment terminates for any reason other than death or disability, his right to receive the remaining unacquired shares will terminate. Upon the death or disability of the Executive Officer, or upon a "change of control" of the Company, the Executive Officer or his estate, as the case may be, will be entitled to immediately receive the remaining unacquired shares regardless of the schedule set forth above. Prior to the issuance of the shares to the Executive Officer on the relevant dates, the Executive Officer has no rights as a stockholder of the Company with respect to the shares, including the right to vote the shares and the right to receive dividends, and none of the unacquired shares are deemed outstanding. As of December 31, 2003, an aggregate of 19,575 shares had been issued to the Executive Officers pursuant to the 2002 Stock Award Agreements. Each Executive Officer was awarded the right to receive up to the aggregate number of shares of Common Stock listed below:

Executive Officer	Number of Shares
Steven R. LeBlanc	55,000
Michael L. Schwarz	27,500
Gregg D. Adzema	16,000
Keith L. Downey	16,000
Randall M. Ell	16,000

(6)
Pursuant to Company policy, that portion of Mr. LeBlanc’s bonus that exceeded the amount of his annual base salary was, on an after-tax basis, applied in payment of the outstanding balance of loans made by the Company to Mr. LeBlanc pursuant to the Employee Loan Program more fully described under "Certain Relationships and Related Transactions–Loans to Officers and Employees."

(7)
Mr. LeBlanc received 25,875 shares of Common Stock on January 2, 2001 under his 1998 Performance Stock Agreement. All of these shares vested prior to December 31, 2003. Dividends were paid on all such shares.

(8)
Mr. Schwarz received 15,280 shares of Common Stock on January 2, 2001 under his 1998 Performance Stock Agreement. All of these shares vested prior to December 31, 2003. Dividends were paid on all such shares.

(9)
Mr. Adzema received 1,556 shares of Common Stock on January 2, 2001 under his 1998 Performance Stock Agreement. All of these shares vested prior to December 31, 2003. Dividends were paid on all such shares.

(10)	Mr. Downey was promoted to an executive officer position with the Company on February 6, 2002.

(11)
Mr. Ell received 2,288 shares of Common Stock on January 2, 2001 under his 1998 Performance Stock Agreement. All of these shares vested prior to December 31, 2003. Dividends were paid on all such shares.

Option Grants Table. No options to purchase shares of Common Stock were granted to the Company’s Executive Officers during the fiscal year ended December 31, 2003.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth the aggregate number of options to purchase shares of Common Stock exercised in 2003 and the value of options to purchase shares of Common Stock held on December 31, 2003 by the Company’s Executive Officers.

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Aggregated Option Exercises in Fiscal Year 2003 and
Fiscal Year-End 2003 Option Values

Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options at Fiscal	Options at Fiscal
	Shares Acquired		Year-End (#)	Year-End ($)(1)
	On	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable
Steven R. LeBlanc	-	-	375,400/213,600	1,935,470/412,080
Michael L. Schwarz	30,000	201,225	119,400/109,600	640,035/206,040
Gregg D. Adzema	-	-	44,400/88,000	42,288/137,360
Keith L. Downey	-	-	54,800/57,200	196,940/105,040
Randall M. Ell	8,000	60,160	96,600/92,400	227,376/188,144

(1)	Based on a closing price of $ 24.02 per share of Common Stock on December 31, 2003.

Long-Term Incentive Plans - Awards in Last Fiscal Year

		Estimated Future Payouts		Performance or Other
		Under Non-Stock Price-Based Plans		Period Until
Name	Minimum ($)	Target ($)	Maximum ($)	Maturation or Payout
Steven R. LeBlanc	0	420,000	1,008,000	December 31, 2005
Michael L. Schwarz	0	300,000	720,000	December 31, 2005
Gregg D. Adzema	0	235,000	564,000	December 31, 2005
Keith L. Downey	0	150,000	360,000	December 31, 2005
Randall M. Ell	0	150,000	360,000	December 31, 2005

    This table identifies the target amount of performance cash awards ("Performance Cash Awards") for each Executive Officer. The Performance Cash Awards, which were effective as of January 2, 2003, provide that each Executive Officer may earn up to 240% of his target amount of Performance Cash Award listed above. The final Performance Cash Award amount that the Executive Officer will be entitled to receive will be calculated based on the Company’s ranking with respect to the Company’s FFO growth and Total Return (as described in "-Report of the Compensation Committee on Executive Compensation"), weighted equally, from January 2, 2003 to December 31, 2005, as compared to a group of 17 major residential apartment REITs during the same period.

    The Performance Cash Award amount to which an Executive Officer may be entitled at the end of the three-year measurement period will vest on December 31, 2005. The Executive Officer’s rights to any Performance Cash Awards to which such Executive Officer may be entitled will also fully vest upon the Executive Officer’s death or disability or upon a "change in control."

Employment and Noncompetition Agreements

    The Company has entered into employment agreements with the Executive Officers (collectively, the "Employment Agreements"). The Employment Agreement with Mr. LeBlanc has a term through July 1, 2004, with such Employment Agreement automatically extending thereafter for consecutive one-year terms unless otherwise terminated pursuant to the provisions thereof. The Employment Agreement with Mr. Schwarz had an original term through February 16, 1996 and, thereafter, automatically continues until otherwise terminated pursuant to the provisions thereof. The respective Employment Agreements with Messrs. Adzema, Downey and Ell continue until either party gives advance notice to the other terminating the employment relationship, which notice may be given without cause and for any or no reason.

Each Employment Agreement provides that the Executive Officer’s base salary will be reviewed on an annual basis and may be increased or decreased, subject to the limitation that the base salary of Mr. LeBlanc may not be decreased below $410,000. The Employment Agreements also provide that the Executive Officers will be paid such other amounts as the Compensation Committee, in its discretion, determines to award.

The Employment Agreement with Mr. LeBlanc also provides for certain severance benefits. If Mr. LeBlanc’s employment is terminated either by the Company without "cause" or by Mr. LeBlanc for "cause" (each as defined in his Employment Agreement) during the original term or any extended term of his Employment Agreement, Mr. LeBlanc will be entitled to receive his base salary, as in effect on the date of termination, for the period ending on the later of July 1, 2004 or the first anniversary of the date of termination. Under such circumstances, Mr. LeBlanc also will be entitled to receive an amount equal to the bonus paid to him in the calendar year immediately preceding such termination of his employment with the Company. Upon the termination of Mr. LeBlanc’s employment by reason of death or disability, his estate or he, as the case may be, will be entitled to receive payments equal to (i) his base salary, as in effect on the date of termination, through the period ending on the later of July 1, 2004 or the first anniversary of the date of termination, plus (ii) an amount equal to the bonus paid to him in the calendar year immediately preceding such termination, except that in the case of termination by reason of disability, the amount of such payments shall be offset by the proceeds of any disability plan awards provided by the Company. The Employment Agreement with Mr. LeBlanc provides that if his employment is terminated by the Company for "cause" or if he voluntarily terminates his employment other than for "cause" (each as defined in his Employment Agreement), no severance amount will be payable.

The Employment Agreements with Messrs. Schwarz, Adzema, Downey and Ell do not provide for any severance amounts to be payable upon the termination of their employment with the Company. These Executive Officers and Mr. LeBlanc have severance agreements with the Company that entitle them to severance benefits in certain circumstances as described below.

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Each of the Executive Officers also entered into a noncompetition agreement with the Company, or an employment agreement that includes substantially the same terms as these noncompetition agreements (collectively, the "Noncompetition Agreements"). Subject to certain limited exceptions, the Noncompetition Agreements prohibit all of the Executive Officers from engaging in any businesses prior to their termination of employment, other than those of the Company, without the prior written consent of the President of the Company. The Noncompetition Agreements also prohibit the Executive Officers for a two-year period following the termination of their employment with the Company, from hiring certain key employees of the Company or participating in any efforts to persuade such employees to leave the Company and, for a one-year period following the termination of their employment with the Company, from engaging in any manner, directly or indirectly, in any business which engages or attempts to engage in the acquisition, development, construction, operation, management or leasing of any of the Company’s then existing communities or development or acquisition opportunities. Under the Noncompetition Agreements, such Executive Officers are prohibited from disclosing trade secrets and, for prescribed periods, other confidential information of the Company.

Severance Agreements

The Company entered into severance agreements (collectively, the "Severance Agreements") with (i) Mr. LeBlanc on July 1, 1998, (ii) Mr. Schwarz on April 2, 1997, (iii) each of Messrs.  Adzema and Downey on December 17, 2001 and (iv) Mr. Ell on June 1, 2000. The Severance Agreements provide for the payment of severance benefits equal to three times such Executive Officer’s annual base salary and cash bonus in the event of the termination of such Executive Officer’s employment under certain circumstances following a "change in control" of the Company or a "combination transaction" involving a consolidation or merger. The benefits payable under the terms of the Severance Agreements are subject to reduction by the amount of any severance benefits payable under applicable Employment Agreements. In the event that any payment of severance benefits to an Executive Officer, pursuant to the terms of his Severance Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, or any interest or penalties with respect to such excise tax (collectively, the "Excise Tax"), the Severance Agreements provide for an additional payment such that the Executive Officer, after deduction of any Excise Tax on the Severance Payments and any federal, state and local income tax, employment tax and Excise Tax on such additional payment, will receive an amount equal to the Severance Payments.

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Stock Performance Graph

The following graph provides a comparison, from December 31, 1998 through December 31, 2003, of the cumulative total stockholder return (assuming reinvestment of any dividends) among the Company, the Standard & Poor’s 500 Index (the "S&P 500 Index") and the National Association of Real Estate Investment Trusts All Equity REIT Index (the "NAREIT Index"), an industry index of 144 real estate investment trusts ("REITs") (including the Company) as of December 31, 2003. The NAREIT Index includes REITs with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, the Company will provide any stockholder with a list of the REITs included in the NAREIT Index. The historical information set forth below is not necessarily indicative of future performance. Data for the graph was provided to the Company by SNL Financial LC.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Summit Properties, Inc.	100.00	113.53	179.37	185.62	143.92	207.74
S&P 500 Index*	100.00	121.11	110.34	97.32	75.75	97.40
NAREIT All Equity REIT Index	100.00	95.38	110.28	131.81	143.13	195.51

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

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Report of the Compensation Committee on Executive Compensation

Responsibilities of the Company’s Compensation Committee. The Company’s Executive Compensation Program is administered under the direction of the Compensation Committee of the Board of Directors of the Company, which is composed of the Company’s Independent Directors. The specific responsibilities of the Compensation Committee are to:

1.	Administer the Company’s Executive Compensation Program.

2.	Review and approve compensation awarded to the Company’s executive officers pursuant to the Executive Compensation Program.

3.	Monitor the performance of the Company in comparison to performance by executive officers in conjunction with executive officer compensation.

4.	Monitor compensation awarded to executive officers of the Company in comparison to compensation received by executive officers of the Company’s Comparative Compensation Peer Group (as defined below).

Compensation determinations pursuant to the Executive Compensation Program are made after the end of the fiscal year. At this time, incentive cash bonuses are calculated pursuant to the performance criteria which were contained in the respective Executive Officer Compensation Plan approved by the Compensation Committee prior to or shortly after the commencement of the fiscal year. Payment of a cash bonus is subject to confirmation of Company performance, which occurs after the end of the fiscal year. Also at or around the end of the fiscal year, base salaries and criteria for short-term cash incentive compensation and long-term equity based incentive compensation under the 1994 Stock Plan are set for the following fiscal year.

In fulfilling its responsibilities, the Compensation Committee takes into account recommendations from management, as well as the factors enumerated herein for specific elements of compensation. The Compensation Committee periodically reviews comparative compensation data, which includes data on the Company’s Comparative Compensation Peer Group, as well as data from other companies with attributes comparable to the Company.

The Philosophy of the Compensation Committee. The philosophy of the Compensation Committee, as reflected in the specific compensation elements included in the 2003 Executive Compensation Program is to:

1.	Attract, retain and reward experienced, highly motivated executive officers that are capable of effectively leading and continuing the growth of the Company.

2.	Reward and encourage executive officer activity that results in enhanced value for stockholders.

3.
Adopt short-term and long-term incentive compensation plans for executive officers of the Company, which are dependent upon both Company performance in comparison to certain of the Company’s peers and individual performance in an executive officer’s area of responsibility.

4.
Avoid short-term and long-term incentive compensation plans for executive officers of the Company which are designed to result in smaller though more predictable amounts of annual incentive compensation. The Compensation Committee believes that an Executive Officer Compensation Program, which is designed to result in modest or no incentive compensation in those years in which the Company’s performance in comparison to certain of its peers is less than outstanding, yet results in substantial incentive compensation in those years in which the Company’s performance in comparison to certain of its peers is outstanding, more effectively motivates executive officers of the Company to enhance stockholder value.

Elements of Compensation. It is the belief of the Compensation Committee that the above philosophy can best be implemented through three separate components of executive officer compensation with each component designed to reward different performance goals, yet with all three components working together to satisfy the ultimate goal of enhancing stockholder value. The three elements of executive officer compensation are:

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1.	Salary, which compensates the executive officer for performing the basic job description through the performance of designated tasks.

2.
Short-term incentive compensation in the form of a cash bonus, which rewards the executive officer for Company performance in comparison to certain of the Company’s peers, and individual performance in an executive officer’s area of responsibility.

3.	Long-term incentive compensation which provides long-term rewards to the executive officer in a manner also dependent upon Company performance in comparison to certain of its peers.

In administering each element of compensation for 2003, the Compensation Committee considered the integration of that element with the other two elements of compensation.

Base Salary. Base salaries for executive officers are set based on the following factors:

1.	Comparison to executive officer base salaries for the Comparative Compensation Peer Group to the extent such data is available.

2.	Comparison to other executive officers within the Company.

3.	Individual performance of the designated tasks assigned.

4.	Overall experience of the executive officer.

Base salary increases for executive officers are considered annually by the Compensation Committee. The granting of salary increases is dependent upon:

1.	The executive officer’s performance in the following areas:
	a.	Accomplishing the designated tasks of the position.

	b.	Promoting Company values.

	c.	Development and training of subordinate Company employees.

	d.	Leadership and team member abilities.

	e.	Contribution towards the achievement of the Company’s strategic plan.

2.	Increased or revised job responsibilities.

3.	Comparison to the Comparative Compensation Peer Group to the extent such data is available.

4.	Comparison to other executive officers within the Company.

Based upon the above criteria, none of the executive officers were awarded an increase in their 2003 base salary (as set forth in the above Summary Compensation Table), except for Mr. Adzema who was awarded an increase in his base salary in connection with his added responsibilities as Chief Financial Officer.

Short-Term Incentive Compensation. The Company’s 2003 Executive Compensation Plan rewards Company executive officers with annual cash bonuses based upon favorable performance by both the Company and the individual executive officer. The Company’s performance is measured against a certain of the Company’s peers in the critical areas of Funds from Operations ("FFO") growth, growth in Net Operating Income ("NOI") from stabilized apartment communities ("Same-Property") and total return on the Company’s Common Stock ("Total Return"), consisting of annual distributions and appreciation or depreciation relative to such Common Stock. For 2003, all of the potential cash bonus for Mr. LeBlanc, a majority of the potential cash bonus for each of Messrs. Schwarz and Adzema, and a significant portion of the potential cash bonus for each of Messrs. Downey and Ell, were dependent upon Company performance. A minority of the 2003 potential cash bonus for each of Messrs. Schwarz and Adzema was dependent upon commendable performance of specially assigned tasks and outstanding performance of basic duties. A significant portion of Mr. Downey’s potential cash bonus for 2003 was dependent upon the construction progress and completion of certain properties within specific budget and schedule constraints. A significant portion of Mr. Ell’s potential cash bonus for 2003 was dependent upon (i) Same-Property NOI growth, and (ii) the operating performance of newly constructed or acquired properties. The remainder of the potential cash bonus for 2003 for each of Messrs. Downey and Ell was dependent upon commendable performance of specially assigned tasks and outstanding performance of basic duties.

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The 2003 Executive Compensation Plan was approved by the Compensation Committee on March 6, 2003, thereby establishing the specific Company and individual performance criteria upon which each Executive Officer’s potential cash bonus was dependent. During fiscal year 2003, Company performance in comparison to the established performance criteria was superior to that attained in each of fiscal years 2002 and 2001, during which years none of the Executive Officers received a bonus based on such Company performance.  During fiscal year 2003, Company performance met the performance criteria approved by the Compensation Committee therefore, each of the Executive Officers received that portion of his potential cash bonus dependent upon the achievement of such Company performance. Each of the Executive Officers received that portion of his potential cash bonus dependent upon commendable performance of specially assigned tasks and outstanding performance of basic duties during 2003. For 2003, the required construction goals were achieved; therefore, Mr. Downey received that portion of his potential cash bonus dependent upon achievement of such goals. The required goals with respect to Same-Property operating income (compared to certain other multifamily REITs which the Compensation Committee considers to be in the Company’s peer group) were achieved during 2003; therefore, Mr. Ell received a portion of his potential cash bonus dependent upon achievement of such goals.

Long-Term Incentive Compensation. The Compensation Committee believes that awards of stock options, stock grants or cash awards should be made based upon the same Company performance philosophy as the award of short-term incentive compensation with the additional requirement of a vesting period.

The number of stock options, stock grants or cash awards awarded to an executive officer is based on the following criteria:

1.	Overall responsibility of the executive officer.

2.	Overall ability to contribute to an increase in stockholder value.

3.	Level of base salary component of compensation.

4.	Comparison to other executive officers in the Comparative Compensation Peer Group.

5.	Comparison to other executive officers within the Company.

The Compensation Committee considers the awards of stock options, stock grants or cash awards on a current basis only. The existing stockholdings of an individual executive officer are not taken into consideration when awarding stock options, stock grants or cash awards. When granting awards, the Compensation Committee intends to utilize a three to five year vesting period, other than in instances where stock is granted in lieu of payment of cash compensation without a vesting requirement, in which case the Compensation Committee may award unrestricted stock which is not subject to vesting. In 2003, the Company granted Messrs. LeBlanc, Schwarz, Adzema, Downey and Ell the opportunity to earn cash awards at target amounts of $420,000, $300,000, $235,000, $150,000 and $150,000, respectively. The final award amounts are subject to Company performance as compared to certain of its peers based on two of the three performance criteria discussed above that are most applicable to all Executive Officers, FFO growth and Total Return. The final awards vest at the end of a three-year period from January 2, 2003 to December 31, 2005. To the extent that any cash award exceeds 100% of the respective executive officer’s annual base salary, then the after tax balance of the excess will be used to pay down outstanding balances on then existing loans pursuant to the Company's Employee Loan Program.

   Definition of Funds From Operations (FFO). As noted above, certain elements of executive compensation are based on achieving specific goals in per share FFO growth. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO, as defined by NAREIT, represents net income (loss), excluding gains or losses from sales of property and extraordinary items, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures, all determined on a consistent basis in accordance with generally accepted accounting principles ("GAAP"). The Company’s methodology for calculating FFO may differ from the methodology for calculating FFO utilized by other real estate companies and, accordingly, may not be comparable to other real estate companies. FFO does not represent amounts available for management’s discretionary use because of needed capital expenditures or expansion, debt service obligations, property acquisitions, development, dividends and distributions or other commitments and uncertainties. FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions. The Company believes FFO is helpful to investors as a measure of its performance because, along with cash flows from operating, financing and investing activities, they provide investors with an understanding of the ability of the Company to incur and service debt and make capital expenditures.

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Compensation of the Chief Executive Officer. Mr. LeBlanc’s total compensation for fiscal year 2003 consisted of a base salary and a potential cash bonus, as well as the long-term cash awards discussed above. The Compensation Committee believes that Mr. LeBlanc’s 2003 base salary, potential maximum cash bonus based on Company performance and grants of long-term cash awards also based on Company performance, were each respectively and when combined, within reasonable and competitive practices in comparison to the Comparative Compensation Peer Group. Based upon Company performance achieved during 2003, Mr. LeBlanc received that portion of his potential cash bonus dependent upon such Company performance.

Comparative Compensation Peer Group. The Compensation Committee compares both the individual components and the total compensation of executive officers to compensation practices in the comparative market by periodically reviewing data on the Comparative Compensation Peer Group provided by management or outside consultants. The Comparative Compensation Peer Group is primarily a sampling of REITs with similar characteristics to the Company, as well as some similarly sized privately-held real estate companies. Utilization of this comparative data provides assurance to both executive officers and the Company’s stockholders that executive officers are being compensated adequately yet reasonably in the context of the overall market. The Compensation Committee believes that both base salaries and short-term cash incentive compensation for executive officers in 2003 were within reasonable and competitive practices in comparison to the Comparative Compensation Peer Group.

A portion of the REITs that comprise the Comparative Compensation Peer Group as defined above are also included in the NAREIT Index that is the basis for the Stock Performance Graph contained elsewhere in this Proxy Statement; however, not all of those REITs are included in the Comparative Compensation Peer Group. The Compensation Committee believes that the equity REITs that comprise the Comparative Compensation Peer Group are the most appropriate comparisons for the Company and its Executive Compensation Program.

Deduction Limit of $1 Million Pursuant to Section 162(m). The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code which limits the deductibility on the Company’s tax return of compensation over $1 million to certain executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company’s stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted, while simultaneously providing Company executive officers with appropriate awards for their performance. The Company did not pay any compensation during 2003 that would be subject to Section 162(m).

SUBMITTED BY THE COMPENSATION COMMITTEE:

James M. Allwin
Henry H. Fishkind (Chair)
James H. Hance, Jr.
Wendy P. Riches
Nelson Schwab III

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Riches and Messrs. Allwin, Fishkind, Hance and Schwab. None of these individuals has served as an officer or employee of the Company or any of its subsidiaries. Mr. Hance is Vice Chairman and Chief Financial Officer of Bank of America, a lending institution that has provided financing and related services to the Company on customary terms and conditions. During 2002, Bank of America committed to invest in certain historic tax credit ventures with the Company in order to redevelop two communities. Bank of America satisfied this commitment by investing approximately $9.1 million in equity to fund a portion of the total cost of this redevelopment, and will receive a preferred return on these capital investments and an annual asset management fee with respect to each community. In addition, Bank of America’s interests in the joint ventures are subject to put/call rights during the sixth and seventh years after the respective communities are placed in service. Bank of America is also the counter-party to a fixed-to-floating interest rate swap with a notional amount of $50 million entered into by the Company in 2002. Bank of America was a member of a group of banks that provided the Company’s $225 million unsecured credit facility. Bank of America’s commitment amount in connection with such credit facility was $40 million. In July 2003, this credit facility was terminated and replaced by a secured line of credit to which Bank of America is not a party.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company by the executive officers, directors and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied during 2003, except that Ms. Riches and Mr. Downey each inadvertently filed one Form 4 late with respect to one transaction, respectively.

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AUDIT COMMITTEE REPORT AND RELATED MATTERS

Report of the Audit Committee

The undersigned members of the Audit Committee of the Board of Directors submit the following report:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2003.

2.	The Audit Committee has discussed with the Company’s independent auditors the matters which are required to be discussed with them under the provisions of Statement on Auditing Standards No. 61.

3.
The Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 and has discussed with the Company’s independent auditors their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

James M. Allwin
Henry H. Fishkind
James H. Hance, Jr. (Chair)
Wendy P. Riches
Nelson Schwab III

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Public Accountants

The Company’s Audit Committee has selected the accounting firm of Deloitte & Touche LLP as its principal independent accountant for fiscal year 2004. Deloitte & Touche LLP has served as the Company’s and its predecessors’ independent accountant since August 15, 1993. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and 2002 and for the review of the financial statements in the Company’s Quarterly Reports on Form 10-Q during those fiscal years were approximately $380,000 and $371,000, respectively.

Audit-Related Fees. The aggregate fees billed by Deloitte & Touche LLP for audit-related services were approximately $99,000 for fiscal year 2003 and $83,000 for fiscal year 2002. Audit-related services generally included fees for accounting consultations, employee benefit plan audits and agreed-upon procedures for fiscal years 2003 and 2002, and Sarbanes-Oxley Section 404 consultations for fiscal year 2003.

Tax Fees. The aggregate fees billed by Deloitte & Touche LLP for tax services were approximately $667,000 for fiscal year 2003 and $596,000 for fiscal year 2002. These fees related to tax compliance, tax advice (consisting primarily of REIT qualification monitoring and advice with respect to property acquisitions and dispositions and financing transactions) and property tax services.

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All Other Fees. There were no other fees billed or any other professional services rendered by Deloitte & Touche LLP during the fiscal years 2003 and 2002.

All of the services described in the preceding four paragraphs were approved by the Audit Committee.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Public Accountant . The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent public accountant except that the pre-approval requirement is waived with respect to the provision of certain non-audit services if the "de minimis" provisions of the Securities Exchange Act of 1934 are satisfied. These services may include audit services, audit-related services, tax services and other services.

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PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock for (i) the directors and Executive Officers, (ii) the directors (including Independent Directors) and Executive Officers as a group, and (iii) each other person who is a stockholder of the Company holding more than a 5% beneficial interest in the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares listed represents the number of shares of Common Stock that the person holds plus the number of shares for which Common Units held by the person are redeemable (if the Operating Partnership elects to cause the Company to issue Common Stock rather than pay cash upon such redemption). The extent to which the persons hold shares of Common Stock as opposed to Common Units is set forth in the footnotes.

	Number of		Percent of
	Common		All Shares
Name and Business Address	Units Beneficially	Percent of	and Common
of Beneficial Owners*	Owned (1)	All Shares (2)	Units (3)
Directors and Executive Officers
William B. McGuire, Jr. (4)	1,004,091	3.13%	2.88%
William F. Paulsen (5)	1,009,567	3.14%	2.89%
Steven R. LeBlanc (6)	653,964	2.06%	1.86%
Michael L. Schwarz (7)	261,324	**	**
Gregg D. Adzema (8)	117,360	**	**
Keith L. Downey (9)	152,177	**	**
Randall M. Ell (10)	189,123	**	**
James M. Allwin (11)	63,500	**	**
Henry H. Fishkind (12)	45,611	**	**
Hames H. Hance, Jr. (13)	39,994	**	**
Wendy P. Riches (14)	7,000	**	**
Nelson Schwab III (12)	53,000	**	**
All Directors and Executive Officers
as a Group (12 persons) (15)	3,596,711	10.68%	10.03%
5% Holders
Cohen & Steers Capital Management Inc. (16)	3,095,385	9.88%	8.91%
Deutsche Bank Entities (17)	2,173,542	6.94%	6.26%
Heitman Real Estate Securities LLC (18)	1,977,428	6.31%	5.69%

*	Unless otherwise indicated, the address is: c/o Summit Properties Inc., 309 East Morehead Street, Suite 200, Charlotte, North Carolina 28202.

**	Less than one percent.

(1)
The information in the above table was provided by the persons listed and reflects their beneficial ownership known by the Company as of December 31, 2003. There were 31,335,140 shares of Common Stock outstanding as of such date.

(2)
Assumes that all Common Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares outstanding used in calculating this percentage assumes that none of the Common Units held by other persons are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. Options to purchase shares of Common Stock that are exercisable, and shares of Common Stock that an Executive Officer has the right to receive pursuant to the 1994 Stock Plan, each within 60 days of December 31, 2003, are deemed outstanding for computing the ownership of each director or Executive Officer as a percentage of the total number of shares outstanding, but are not deemed outstanding for computing the percentage of any other person.

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(3)
Assumes that all Common Units held by the person are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The total number of shares of Common Stock and Common Units used in calculating this percentage assumes that all of the Common Units outstanding held by persons other than the Company are presented to the Operating Partnership for redemption and acquired by the Company for shares of Common Stock. The Common Units held by the Company are not included for purposes of this calculation. As of December 31, 2003, there were 3,403,885 Common Units outstanding held by persons other than the Company. Options to purchase shares of Common Stock that are exercisable, and shares of Common Stock that an Executive Officer has the right to receive pursuant to the 1994 Stock Plan, each within 60 days of December 31, 2003, are deemed outstanding for computing the ownership of each director or Executive Officer as a percentage of the total number of shares and Common Units outstanding, but are not deemed outstanding for computing the percentage of any other person.

(4)
The indicated ownership includes 620,313 Common Units, 94,600 shares of Common Stock subject to stock options exercisable within 60 days, 2,589 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 156,984 shares of Common Stock owned by certain related family trusts and 70,280 shares of Common Stock owned by a related family foundation, with respect to which 227,264 shares of Common Stock Mr. McGuire disclaims beneficial ownership.

(5)
The indicated ownership includes 596,045 Common Units, 175,200 shares of Common Stock subject to stock options exercisable within 60 days, 3,868 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 33,535 shares of Common Stock owned by Mr. Paulsen’s spouse, 91,956 shares of Common Stock owned by certain related family trusts and 50,000 shares of common stock owned by a related family foundation, with respect to which 175,491 shares of Common Stock Mr. Paulsen disclaims beneficial ownership.

(6)
The indicated ownership includes 380,200 shares of Common Stock subject to stock options exercisable within 60 days, 4,992 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, and 22,104 shares of Common Stock owned by Mr. LeBlanc’s spouse with respect to which Mr. LeBlanc disclaims beneficial ownership.

(7)
The indicated ownership includes 123,200 shares of Common Stock subject to stock options exercisable within 60 days and 3,744 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004.

(8)
The indicated ownership includes 54,400 shares of Common Stock subject to stock options exercisable within 60 days, 1,600 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2004, and 10,037 shares of Common Stock held jointly by Mr. Adzema and his spouse.

(9)
The indicated ownership includes 1,723 Common Units, 57,400 shares of Common Stock subject to stock options exercisable within 60 days, 870 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004, 4,000 shares of restricted stock awarded under the 1994 Stock Plan that vest in two equal annual installments beginning in January 2004, and 13,536 shares of Common Stock owned by a related family trust with respect to which Mr. Downey disclaims beneficial ownership.

(10)
The indicated ownership includes 99,200 shares of Common Stock subject to stock options exercisable within 60 days, and 2,496 shares of restricted stock awarded under the 1994 Stock Plan that vested in January 2004.

(11)	The indicated ownership includes 20,000 shares of Common Stock subject to stock options exercisable within 60 days.

(12)	The indicated ownership includes 33,000 shares of Common Stock subject to stock options exercisable within 60 days.

(13)	The indicated ownership includes 30,000 shares of Common Stock subject to stock options exercisable within 60 days and 1,000 shares of Common Stock held jointly by Mr. Hance and his spouse.

(14)	The indicated ownership includes 5,000 shares of Common Stock subject to stock options exercisable within 60 days.

(15)
The indicated ownership includes an aggregate of 1,218,081 Common Units, 1,105,200 shares of Common Stock subject to stock options exercisable within 60 days, and 18,559 shares of restricted stock that the Executive Officers have the right to receive pursuant to the 1994 Stock Plan within 60 days.

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(16)
This information is based upon a Schedule 13G filed by Cohen & Steers Capital Management, Inc. ("Cohen & Steers") with the SEC on February 17, 2004 reporting beneficial ownership as of December 31, 2003. Cohen & Steers has sole voting and dispositive power over 2,694,085 and 3,095,385 shares of Common Stock, respectively. The principal business address of Cohen & Steers is 757 Third Avenue, New York, New York 10017.

(17)
This information is based upon a Schedule 13G filed jointly by Deutsche Bank AG and its subsidiaries and affiliates and RREEF America, L.L.C. (the "Deutsche Bank Entities") with the SEC on March 1, 2004 reporting beneficial ownership as of December 31, 2003. The Deutsche Bank Entities have sole voting and dispositive power over 2,173,542 shares of Common Stock. The principal business address of the Deutsche Bank Entities is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany.

(18)
This information is based upon a Schedule 13G filed by Heitman Real Estate Securities LLC ("Heitman") with the SEC on February 17, 2004 reporting beneficial ownership as of December 31, 2003. Heitman has sole voting and dispositive power over 1,384,264 and 1,977,428 shares of Common Stock, respectively. The principal business address of Heitman is 191 North Wacker Drive, Suite 2500, Chicago, Illinois 60606.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships and Transactions with Management

Relationships with Bank of America. As discussed above, Mr. Hance is Vice Chairman and Chief Financial Officer of Bank of America, a lending institution that has provided financing and related services to the Company on customary terms and conditions. During 2002, Bank of America committed to invest in certain historic tax credit ventures with the Company in order to redevelop two communities. Bank of America satisfied this commitment by investing approximately $9.1 million in equity to fund a portion of the total cost of this redevelopment, and will receive a preferred return on these capital investments and an annual asset management fee with respect to each community. In addition, Bank of America’s interests in the joint ventures are subject to put/call rights during the sixth and seventh years after the respective communities are placed in service. Bank of America is also the counter-party to a fixed-to-floating interest rate swap with a notional amount of $50 million entered into by the Company in 2002. Bank of America was a member of a group of banks that provided the Company’s $225 million unsecured credit facility. Bank of America’s commitment amount in connection with such credit facility was $40 million. In July 2003, this credit facility was terminated and replaced by a secured line of credit to which Bank of America is not a party.

Property Management Fees. Summit Management Company, a subsidiary of the Company through which the Company performs all of its management and leasing activities (the "Management Company"), provides onsite and asset management services to apartment communities held by partnerships in which affiliates of Messrs. McGuire and Paulsen are general partners. During 2003, the Management Company received management fees of approximately $275,000 in the aggregate for the performance of such services. The fees charged by the Management Company to these partnerships were no less than the fees charged to other third-party recipients of such services.

Employment Arrangements with Messrs. McGuire and Paulsen. The Company entered into an amended and restated employment agreement with Mr. McGuire on August 24, 2001 and with Mr. Paulsen on April 3, 2001, each of which expires on December 31, 2011. Each of the employment agreements provides that the annual base salary of Messrs. McGuire and Paulsen, effective as of January 1, 2002 and for the balance of the term of such agreement, will be $200,000 per year unless Mr. McGuire or Mr. Paulsen, respectively, ceases to be an employee member of the Board of Directors of the Company, in which case such annual base salary shall be reduced to $175,000. Messrs. McGuire and Paulsen also are entitled to participate in the Company’s employee stock option plans and employee benefit plans. The agreements further provide that Messrs. McGuire and Paulsen receive health benefits at a cost comparable to that paid by similarly situated employees of the Company, secretarial and computer-related services, and office facilities for the term of the applicable agreement and for the remainder of the respective life of Mr. McGuire or Mr. Paulsen thereafter. During 2003, each of Messrs. McGuire and Paulsen was paid a base salary of $200,000. The Company granted each of Messrs. McGuire and Paulsen options to purchase 5,000 shares of Common Stock, at an exercise price of $20.30, which options vested on May 21, 2003, the date of grant, and expire on May 21, 2013.

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The employment agreements with Messrs. McGuire and Paulsen also provide for certain severance benefits. If the employment of Mr. McGuire or Mr. Paulsen, respectively, is terminated by the Company or such employee for any or no reason prior to the expiration of the term of his agreement, Mr. McGuire or Mr. Paulsen will be entitled to receive his base salary for the remainder of the term of the agreement. In addition, all stock options and restricted stock held by Mr. McGuire or Mr. Paulsen, as the case may be, shall become fully vested upon such termination and, subject to the terms of the 1994 Stock Plan, all such stock options shall remain outstanding for the remainder of their original terms. Under such circumstances, any loan from the Company to Mr. McGuire or Mr. Paulsen, as the case may be, pursuant to the Company’s Employee Loan Program shall continue in place for the remainder of its term.

In addition, each of Messrs. McGuire and Paulsen has entered into a noncompetition agreement with the Company. Each noncompetition agreement contains substantially the same terms as the noncompetition agreements of the Executive Officers described above under the heading "Compensation of Directors and Executive Officers—Employment and Noncompetition Agreements," except that each of Messrs. McGuire and Paulsen is required to devote only a portion of his respective business time to the Company.

Loans to Officers and Employees

The Board of Directors of the Company, including the Compensation Committee thereof, believes that ownership of the Company’s Common Stock by executive officers and certain other qualified employees of the Company and its subsidiaries aligns the interests of such officers and employees with the interests of the stockholders of the Company. To further such goal of aligning the interests of such officers and employees with the interests of the stockholders of the Company, the Board of Directors on September 8, 1997 approved and the Company instituted a loan program. The Board of Directors has amended the terms of the loan program from time to time since its inception. Pursuant to the loan program, the Company has loaned amounts to or on behalf of certain of the Company’s executive officers and key employees (hereinafter, a "Loan") for one or more of the following purposes: (i) to finance the purchase of Common Stock on the open market at then-current market prices; (ii) to finance an employee’s payment of the exercise price of one or more stock options to purchase shares of Common Stock granted to such employee under the 1994 Stock Plan; or (iii) to finance the annual tax liability or other expenses of an executive officer related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award granted to such executive officer under the 1994 Stock Plan. As a result of the Sarbanes-Oxley Act of 2002, the Company is no longer permitted to make loans to its executive officers and, therefore, new issuances to executive officers under the loan program have been terminated. Loans in existence on July 30, 2002 are grandfathered so long as there is no material modification to any term of those Loans, including any renewal.

Pursuant to the loan program, at no time could the maximum aggregate outstanding balance of Loans to an executive officer exceed $500,000 (unless such limit was otherwise waived by the Board of Directors or the Compensation Committee thereof), and at no time could the maximum aggregate outstanding balance of Loans to a qualified employee exceed $200,000 (unless similarly waived). The Board of Directors has chosen to increase such limit for certain individuals. Prior to the termination of the program for executive officers, the limits were $500,000 for Mr. McGuire, $1,000,000 for Mr. Paulsen, $5,650,000 for Mr. LeBlanc, $3,050,000 for Mr. Schwarz, $1,150,000 for Mr. Adzema, and $1,650,000 for Messrs. Downey and Ell. Prior to such termination, Loans had been extended to Messrs. McGuire and Paulsen and each of the Company’s executive officers for the purpose of financing the purchase of Common Stock or the payment of the annual tax liability related to the vesting of shares of Common Stock which constitute a portion of a restricted stock award.

Pursuant to the loan program, the relevant executive officer or employee has executed a Promissory Note and Security Agreement (a "Note") related to each Loan made by the Company. Each Note bears interest at a rate established on the date of the Note. In all cases, the interest rate is fixed and the Note becomes due and payable in full no later than the tenth anniversary of the Note (the "Maturity Date"). The shares of Common Stock, which are the subject of a Loan, serve as collateral (the "Collateral Stock") for the Note and will not be released to the relevant executive officer or employee until such time as the Note has been paid in full. In the past, shares of the Collateral Stock were released, from time to time, by the Company to the relevant executive officer or employee to the extent that the fair market value of the remaining shares exceeded the outstanding principal balance of the Loan by a certain percentage determined by the Board of Directors.

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Until the Maturity Date, the executive officer or employee to whom a Loan has been extended will only be required to repay such Loan through the application to the outstanding Loan balance of all dividends and distributions related to the Collateral Stock, first to interest, and the remainder, if any, to outstanding principal. All of the outstanding Loans made by the Company are full recourse against the applicable executive officer or employee. If the market price of the Company’s Common Stock falls materially below the price at which the shares of stock were purchased, the proceeds of the sale may not be sufficient to repay the Loan. However, since the Loans are full recourse, the Company has the right to collect any additional amount owed directly from the executive officer or employee to the extent such executive officer or employee is able to pay such amount.

Generally, the outstanding principal balance of a Loan becomes due and payable, among other circumstances, within 120 days after termination of the employment with the Company of the executive officer or employee to whom such Loan has been extended. However, as discussed above, the employment agreements with Messrs. McGuire and Paulsen provide that any Loan from the Company to Mr. McGuire or Mr. Paulsen, as the case may be, shall continue in place for the remainder of its term in the event of any such termination. In addition, Loans from the Company to each of Mr. LeBlanc and Mr. Schwarz in the aggregate original principal amounts of $1,961,065 and $927,310, respectively, shall continue in place for their terms if such executive officer’s employment is terminated by the Company without "cause" or following a "change in control" of the Company. As of December 31, 2003, the aggregate outstanding principal balance of such Loans was $1,684,672 for Mr. LeBlanc, with respect to which 68,663 shares of Common Stock serve as collateral, and $816,918 for Mr. Schwarz, with respect to which 32,914 shares of Common Stock serve as collateral.

From the inception of the loan program through December 31, 2002, the Company extended Loans totaling approximately $25,319,933 to its executive officers and employees, including Loans with the aggregate original principal amounts of $499,814 to Mr. McGuire, $999,995 to Mr. Paulsen, $5,611,000 to Mr. LeBlanc, $2,976,840 to Mr. Schwarz, $1,664,849 to Mr. Downey, $1,664,586 to Mr. Ell, and $1,166,999 to Mr. Adzema. At no time did the aggregate outstanding balances of these Loans exceed the individual loan maximums set forth above.

  Loans to Messrs. McGuire and Paulsen in the original principal amounts of $499,814 and $999,995, respectively, bear interest at 6.21% per year (made in January 2000). As of December 31, 2003, the principal amount outstanding was $ 441,338 and $883,003 with respect to which 26,280 and 52,579 shares of Common Stock serve as collateral, respectively.

  Loans to Mr. LeBlanc in the original principal amount of (i) $960,578 bear interest at 5.57% per year (made in August 1998), (ii) $1,000,487 bear interest at 4.71% per year (made in February 1999), (iii) $999,995 bear interest at 6.21% per year (made in January 2000), and (iv) $2,649,940 bear interest at 4.65% per year (made in April 2002). As of December 31, 2003, the aggregate principal amount outstanding was $5,180,855 with respect to which 235,404 shares of Common Stock serve as collateral.

  Loans to Mr. Schwarz in the original principal amount of (i) $404,044 bear interest at 6.13% per year (made in January 1998), (ii) $55,838 bear interest at 5.68% per year (made in July 1998), (iii) $17,425 bear interest at 5.56% per year (made in August 1998), (iv) $450,004 bear interest at 4.71% per year (made in February 1999), (v) $499,969 bear interest at 6.21% per year (made in January 2000), (vi) $57,750 bear interest at 6.40% per year (made in May 2000), (vii) $99,973 bear interest at 6.33% per year (made in August 2000), (viii) $91,843 bear interest at 6.01% per year (made in November 2000), and (ix) $1,299,994 bear interest at 4.65% per year (made in April 2002). As of December 31, 2003, the aggregate principal amount outstanding was $2,782,568 with respect to which 125,905 shares of Common Stock serve as collateral.

  Loans to Mr. Adzema in the original principal amount of (i) $85,000 bear interest at 5.68% (made in July 1998), (ii) $21,000 bear interest at 5.27% (made in July 1999), (iii) $250,004 bear interest at 6.21% (made in January 2000), (iv) $111,000 bear interest at 5.07% (made in February 2001), and (v) $699,995 bear interest at 4.65% per year (made in April 2002). As of December 31, 2003, the aggregate principal amount outstanding was $1,100,492 with respect to which 51,323 shares of Common Stock serve as collateral.

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  Loans to Mr. Downey in the original principal amount of (i) $90,000 bear interest at 4.64% (made in January 1999), (ii) $15,000 bear interest at 5.27% (made in July 1999), (iii) $750,011 bear interest at 6.21% (made in January 2000), (iv) $109,843 bear interest at 6.01% (made in November 2000), and (v) $699,995 bear interest at 4.65% (made in April 2002). As of December 31, 2003, the aggregate principal amount outstanding was $1,538,539 with respect to which 77,537 shares of Common Stock serve as collateral.

  Loans to Mr. Ell in the original principal amount of (i) $50,000 bear interest at 5.98% per year (made in April 1998), (ii) $50,000 bear interest at 4.64% per year (made in January 1999), (iii) $8,000 bear interest at 6.30% per year (made in January 2000), (iv) $125,354 bear interest at 6.21% per year (made in January 2000), (v) $125,045 bear interest at 6.40% per year (made in May 2000), (vi) $499,160 bear interest at 6.01% per year (made in November 2000), (vii) $107,032 bear interest at 5.07% per year (made in February 2001), and (viii) $699,995 bear interest at 4.65% (made in April 2002). As of December 31, 2003, the aggregate principal amount outstanding was $1,588,699 with respect to which 71,650 shares of Common Stock serve as collateral.

27

OTHER MATTERS

Solicitation of Proxies

The cost of solicitation of proxies in the form enclosed herewith will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2005 annual meeting of stockholders must be received in writing by the Company by November 24, 2004. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposals should be mailed to: Summit Properties Inc., 309 East Morehead Street, Suite 200, Charlotte, North Carolina 28202, Attention: Secretary.

Stockholder proposals to be presented at the 2005 annual meeting of stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received in writing by the Company not earlier than January 26, 2005 nor later than February 25, 2005, unless the 2005 annual meeting of stockholders is scheduled to take place on or before March 26, 2005. The Company’s Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 60 calendar days prior to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than 120 days or later than 90 days prior to the earlier date or, if later, the tenth day following the date on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in the event the number of directors of the Company is increased and there is no public announcement made by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the Anniversary Date, stockholder nominations for such directors may be delivered to the Company not later than the tenth day following the date on which such public announcement is first made by the Company. Proposals must also comply with the other requirements contained in the Company’s Bylaws and the Nominating and Corporate Governance Committee Charter, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposals should be mailed to: Summit Properties Inc., 309 East Morehead Street, Suite 200, Charlotte, North Carolina 28202, Attention: Secretary.

Other Matters

The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.

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APPENDIX A

Summit Properties Inc.

Audit Committee Charter

I.  General Statement of Purpose

The purpose of the Audit Committee of the Board of Directors (the "Audit Committee") of Summit Properties Inc. (the "Company") is to:

  assist the Board of Directors (the " Board ") in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors, (4) the performance of the Company’s internal audit function, and (v) the effectiveness of the Company’s system of internal controls.

II.  Composition

The Audit Committee shall consist of at least three (3) directors who are appointed by the Board, each of whom shall satisfy the independence requirements established by the New York Stock Exchange Listed Company Manual for listing on the exchange. Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an "audit committee financial expert" under the rules promulgated by the SEC. At least one member of the Audit Committee shall have sufficient accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment.

The Board shall determine, at least annually, the eligibility of all committee members.

III.   Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company.

IV.   Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent. The Chair of the Audit Committee, in consultation with the other committee members and management, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

The Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.   Responsibilities and Authority

A.	Review of Charter

•
The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

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B.	Annual Performance Evaluation of the Audit Committee

•
At least annually, the Nominating and Corporate Governance Committee will perform or oversee the performance of an evaluation of the performance of the Audit Committee during the prior fiscal year and shall communicate the results of such evaluation to the Chair of the Audit Committee.

C.	Matters Relating to Selection, Performance and Independence of Independent Auditor

•
The Audit Committee shall be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•
The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•
The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided , however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee shall review and approve the scope and staffing of the independent auditor’s annual audit plan(s).

•
The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•
The Audit Committee shall evaluate the independent auditor’s qualifications, performance and independence, and shall present its conclusions with respect to the independent auditor to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•
obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) in order to assess the auditor’s independence, all relationships between the independent auditor and the Company;

• review and evaluate the performance of the independent auditor and the lead partner; and

• assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditor’s performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditor.

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D.	Audited Financial Statements and Annual Audit

•
The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under "Management’s Discussion and Analysis of Financial Conditions and Results of Operations," prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee shall review:

(i)
any analyses prepared by management, the internal auditors and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

	(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

	(iii)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

	(iv)	the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company; and

	(v)	the impact of any new or proposed changes in accounting practices or principles.

•
The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•
The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access toinformation, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. This review may also include:

	(i)	any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise);

	(ii)	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

	(iii)	management or internal control letter issued, or proposed to be issued, by the auditors.

•
The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61, as amended ("SAS 61").

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•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•
If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

•
Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•
The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E.	Internal Auditors

•
The Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan at least annually. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•
In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F.	Unaudited Quarterly Financial Statements

•
The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s relateddisclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 100, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G.	Earnings Press Release

•
The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information).

H.	Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

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•
In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I.	Procedures for Addressing Complaints and Concerns

•
The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J.	Regular Reports to the Board

•
The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K.	Legal and Regulatory Compliance

•
The Audit Committee shall discuss with management and the independent auditor the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•
The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

•
The Audit Committee shall inquire of management and the independent auditor as to whether, in the preparation or review of the audited financial statements and the quarterly financial statements, management or the independent auditor have any significant concerns regarding the Company’s qualification as a real estate investment trust, or REIT, under the applicable provisions of the federal tax laws.

•	Determine that the certifications of the CEO and CFO required under Sections 302 and 906 of the Sarbanes Oxley Act of 2002 are filed with the SEC.

VI.   Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A.	Engagement of Advisors

•
The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

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B.	General

•
The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent prohibited under NYSE Section 303A.07.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•
In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•
The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations or the Company’s policies and procedures.

ADOPTED:        January 29, 2004

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PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF SUMMIT PROPERTIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby appoints Steven R. LeBlanc and Michael G. Malone, and each of them acting separately, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of Summit Properties Inc. (the "Annual Meeting") to be held on Wednesday, May 26, 2004 and at any and all adjournments and postponements thereof, to vote all shares of the capital stock of Summit Properties Inc. held of record by the undersigned on March 19, 2004, as if the undersigned were present and voting shares. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the 2003 Annual Report to Stockholders.

1.	To elect three Class I directors of the Company to serve until the 2007 annual meeting of stockholders and until their respective successors are duly elected and qualified. Nominees:

Class I Directors:

Henry H. Fishkind	FOR [ ]	WITHHELD [ ]

James H. Hance, Jr.	FOR [ ]	WITHHELD [ ]

Wendy P. Riches	FOR [ ]	WITHHELD [ ]

2.	To consider and act upon any matters incidental to the foregoing or any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

(CONTINUED ON OTHER SIDE)

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 ABOVE AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY BE BROUGHT BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

DATED _____________________, 2004

(Signature)

(Signature if held jointly)

(Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.)

I PLAN TO ATTEND THE MEETING [ ]